SECURITIES PURCHASE AGREEMENT dated as of March 12, 2012 (this “Agreement”) between Hudson Bay Master Fund Ltd., a Cayman Island exempted company (the “Seller”), and Converted Organics Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, pursuant to the Subscription Agreement (the “Subscription Agreement”), dated as of June 22, 2011, by and between Innovate/Protect, Inc. (formerly known as Labrador Search Corporation), a Delaware corporation with headquarters located at 380 Madison Avenue, 22nd Floor, New York, New York 10017 (the "Company”) and the Seller, whereby, among other things, the Seller purchased from the Company shares of Series A Convertible Preferred Stock (the “Preferred Shares”), the terms of which are set forth in the certificate of designations, preferences and rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) in the form attached to the Subscription Agreement as Exhibit A, which Preferred Shares are convertible into the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.

WHEREAS, it is contemplated that the Company will merge into a wholly-owned subsidiary of Vringo, Inc., a Delaware corporation (“Parent”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2012, by and among Parent, VIP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and the Company (the “Merger”).

WHEREAS, the Purchaser seeks to purchase from the Seller, and the Seller seeks to sell to the Purchaser, 150 of the Preferred Shares (the “Purchased Preferred Shares”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of this Agreement.

WHEREAS, the Purchaser is a party to that certain Security Agreement (the (“Security Agreement”), dated as of January 9, 2012 by and among the Purchaser, other grantors party thereto and one or more secured parties thereto, as amended from time to time to include the Seller as a secured party.

NOW, THEREFORE, in consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I
PURCHASE AND SALE OF THE PURCHASED PREFERRED SHARES

1.1 Purchase and Sale of Purchased Preferred Shares.

Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Seller shall sell, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Purchased Preferred Shares and any and all rights and benefits incident to the ownership thereof (including, without limitation, accrued and unpaid dividends thereon) for a total purchase price equal to $495,000.00 (the “Purchase Price”), free and clear of all Claims (as defined below).

1.2 The Closing.

The date and time of the closing (the “Closing”) shall be 10:00 a.m., New York City time, on the date hereof, (or such other time as the parties may agree) (the “Closing Date”) after notification of satisfaction or waiver of the conditions to the closing set forth in Sections 4.1 and 4.2 below at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. All actions taken at the Closing shall be deemed to have occurred simultaneously.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as of the date hereof as set forth below in this Article II.

2.1 Legal Capacity

The Seller is an entity duly organized and validly existing under the laws of the jurisdiction of its formation. The Seller has the legal capacity and right to execute, deliver, enter into, consummate and perform this Agreement.

2.2 Title to Purchased Shares.

The Seller is the owner of the Purchased Preferred Shares to be sold by it pursuant to this Agreement and owns such Purchased Preferred Shares free from all taxes, liens, claims, encumbrances, charges, security interests, pledges, escrows, lock-up arrangements and restrictions on transfer (except for restrictions or limitations on transfer imposed by applicable federal or state securities laws) (“Claims”). The Seller has good and valid title to, the Purchased Preferred Shares. Other than this Agreement, there are no outstanding rights, options, subscriptions or other agreements or commitments (oral or written) by which the Seller is bound relating to its sale or transfer of the Purchased Preferred Shares, and, other than this Agreement, the Purchased Preferred Shares are not subject to any other purchase agreement, buy/sell agreement, proxy, voting agreement, voting trust agreement, right of first refusal, redemption or any other similar agreement or lock-up or other restriction on their transfer or sale or on the ability of the Purchaser to sell or transfer the Purchased Preferred Shares. Delivery to the Purchaser of the Purchased Preferred Shares purchased by the Purchaser will (i) pass good and marketable title to the Purchased Preferred Shares to the Purchaser, free and clear of all Claims (assuming that the Purchaser is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code regardless of whether such section is applicable), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Purchased Preferred Shares.

2.3 Authority.

The Seller has all requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including, without limitation, the full power and authority to sell and transfer the Purchased Preferred Shares. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Seller, and this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.4 Accredited Investor Status.

The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

2.5 Noncontravention.

The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Seller, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Seller, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations hereunder.

2.6 Consents.

Except for the approvals required to be obtained by the Closing in accordance with Article IV, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

2.7 Seller Status.

The Seller (a) is a sophisticated person with respect to the sale of the Purchased Preferred Shares; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Preferred Shares; and (c) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser’s express representations, warranties and covenants in this Agreement and would not enter into this Agreement in the absence of such representations, warranties and covenants. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Purchased Preferred Shares is prudent.

2.8 Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller that could reasonably be expected to have a material adverse affect on the ability of the Seller to perform its obligations hereunder.

2.9 No Brokers.

No placement agent, financial advisor or broker has been engaged by the Seller in connection with the offer or sale of the Purchased Preferred Shares. The Seller has not taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.10 No General Solicitation.

The Seller did not offer or sell the Purchased Preferred Shares by any form of general solicitation or general advertising.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as of the date hereof as set forth below in this Article III.

3.1 Legal Capacity

The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its formation. The Purchaser has the legal capacity and right to execute, deliver, enter into, consummate and perform this Agreement.

3.2 Authority.

The Purchaser has all requisite power and authority execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including, without limitation, the full power and authority to purchase the Purchased Preferred Shares. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3 Accredited Investor Status.

The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.4 Noncontravention.

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

3.5 Purchaser Status.

The Purchaser (a) is a sophisticated person with respect to the purchase of the Purchased Preferred Shares; (b) has had the opportunity to ask questions of and receive answers from representatives of the Company, the Seller, Parent, its respective officers, directors, employees and agents concerning the Company, Parent and the Merger in order for the Purchaser to make an informed decision with respect to its investment in the Purchased Preferred Shares; (c) has adequate information concerning the business and financial condition of the Company, Parent and sufficiently understands the Merger to make an informed decision regarding the purchase of the Purchased Preferred Shares;(d) is able to bear the economic risk associated with the purchase of the Purchased Preferred Shares, has such knowledge and experience, and has undertaken transactions regarding investments of similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of the Purchased Preferred Shares, including in the risks inherent to the Merger, including, without limitation, the risk that the transactions contemplated by the Merger Agreement will not be consummated; and (e) has independently and without reliance upon the Seller, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchaser has relied upon the Seller’s express representations, warranties and covenants in this Agreement and would not enter into this Agreement in the absence of such representations, warranties and covenants. The Purchaser acknowledges that the Seller has not given the Purchaser any investment advice, credit information or opinion on whether the purchase of the Purchased Preferred Shares is prudent.

3.6 Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser that could reasonably be expected to have a material adverse affect on the ability of the Purchaser to perform its obligations hereunder.

3.7 No Brokers.

The Purchaser has not taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.8 Material Nonpublic Information.

The Purchaser understands and acknowledges that the Seller may have confidential and/or material non-public information with respect to the Company, Parent and the Merger, the financial condition of the foregoing and details related to the foregoing and the Merger (the “Information”). The Purchaser further understands and acknowledges that the Information might be material to the Seller’s decision-making in connection with the transaction contemplated by this Agreement. The Purchaser is acquiring the Purchased Preferred Shares for its own account solely for the purpose of investment and without a view to any resale or other distribution, and does not have a present arrangement to effect any distribution of the Purchased Preferred Shares to or through any person or entity in violation of applicable securities laws; provided, however, by making the representations herein, the Purchaser does not agree, or make any representation or warranty, to hold any of the Purchased Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Preferred Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Purchaser expressly releases the Seller, its affiliates and each of their respective officers, directors, employees, agents and controlling persons from any and all liabilities arising from their respective possession or use of the Information in connection with the transactions contemplated by this Agreement, and the Purchaser agrees to make no claim against the Seller, its affiliates and its respective officers, directors, employees, shareholders, partners, agents, representatives or affiliates with respect to such transactions, relating to its respective possession or use of the Information in connection with such transactions.

ARTICLE IV
CONDITIONS TO CLOSING

4.1 Conditions to the Seller’s Obligation to Sell.

The obligation of the Seller hereunder to sell the Purchased Preferred Shares to the Purchaser on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a) The Purchaser shall have executed and delivered this Agreement to the Seller.

(b) Contemporaneously with the Closing, the Purchaser shall have delivered the Purchase Price with respect to the Purchased Preferred Shares being purchased in the Closing to the Seller by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Seller.

(c) The Purchaser shall have executed and delivered to the Seller a proxy (the “Proxy”) in the form attached hereto as Exhibit I.

(d) The representations and warranties of the Purchaser shall be true and correct in all respects as of the date when made and as of the applicable Closing Date as though made at that time, and the Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

4.2 Conditions to the Purchaser’s Obligation to Purchase.

The obligation of the Purchaser hereunder to purchase the Purchased Preferred Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Seller with prior written notice thereof:

(a) The Seller shall have executed and delivered this Agreement to the Purchaser.

(b) The representations and warranties of the Seller shall be true and correct in all respects as of the date when made and as of the applicable Closing Date as though made at that time, and the Seller shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

(c) The Seller shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Preferred Shares.

ARTICLE V
COVENANTS

5.1 Required Conversion; Delivery of Purchased Preferred Shares; Voting Restriction.

As soon as practicable after Closing, but in no event later than two (2) business days following the Closing, the Purchaser shall deliver a conversion notice to the Company (with a copy to Seller) pursuant to the terms of the Certificate of Designations to effect the conversion in full of the Purchased Preferred Shares into shares of Common Stock. The conversion notice that the Purchaser delivers to the Company shall give instructions to the Company, in lieu of delivering shares of Common Stock issuable upon such conversion to the Purchaser, to deliver one-half of the shares of Common Stock issuable upon conversion of the Purchased Preferred Stock to Iroquois Master Fund Ltd., as a secured party under the Security Agreement and one-half of the shares of Common Stock issuable upon conversion of the Purchased Preferred Shares to Seller, in its capacity as a secured party under the Security Agreement. In compliance with the Purchaser’s obligations under the Security Agreement, Purchaser hereby (i) covenants and agrees to deliver a blank stock power with respect to such Common Stock to each of Iroquois and the Seller contemporaneously with the Closing and (ii) gives instructions to the Seller to deliver the Purchased Preferred Shares being purchased in the Closing to the Company (with a copy to the Purchaser) so that the Company can take the actions contemplated below. In accordance with such instructions, the Seller shall use its best efforts to cause the Purchased Preferred Shares being purchased in the Closing to be delivered as soon as practicable following the Closing but in no event later than five (5) business days following the Closing, to the Company along with all transfer documents reasonably requested by the Company to enable the Company to register the Common Stock issuable upon conversion of the Purchased Preferred Shares in the denominations and registered in the name of the Purchaser, and to deliver such shares of Common Stock in accordance with the instructions contained in the conversion notice contemplated in the first sentence of this Section.

In accordance with the terms of the Proxy, the Purchaser hereby covenants not to vote the Purchased Preferred Shares or any shares of Common Stock issued upon conversion of the Purchased Preferred Shares, to support, oppose or abstain from any resolution put to the vote of the Company’s holders of Preferred Shares, and/or the Company’s holders of Common Stock, and any successors thereto from and after the date hereof and until immediately prior to the filing of the certificate of merger contemplated by the Merger Agreement.

5.2 Fees.

Each party hereto shall pay its own legal fees and expenses in connection with the transactions contemplated hereby.

5.3 Best Efforts.

Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Articles IV and V of this Agreement.

5.4 Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

6.2 Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.3 Severability.

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.4 Entire Agreement; Amendments.

This Agreement supersedes all other prior oral or written agreements among the Purchaser and the Seller, their affiliates and persons acting on their behalf solely with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties solely with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Seller and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.5 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (d) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Purchaser:

Converted Organics, Inc.
137A Lewis Wharf
Boston, MA 02110
Facsimile: (617) 624-0333
Telephone: (617) 624-0111
E-Mail: egildea@convertedorganics.com
Attention: Edward J. Gildea, President

If to the Seller:

Hudson Bay Master Fund Ltd.
c/o Hudson Bay Capital Management, L.P.
777 Third Avenue, 30th Floor
New York, NY 10017
Facsimile: (646) 214-7946
Telephone: (212) 571-1244
E-Mail: investments@hudsonbaycapital.com
Attention: Yoav Roth

with a copy to (for information purposes only):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein, Esq.
Telephone: (212) 756-2000
Facsimile: (212) 593-5955

or to such other address, facsimile number or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (d) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (c) above.

6.6 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Seller nor the Purchaser shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party.

6.7 No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Survival.

Unless this Agreement is terminated by mutual consent of the Seller and the Purchaser, the representations and warranties of the Seller and the Purchaser contained in Articles II and III shall survive the Closing Date and the delivery, in whole or in part, of the Purchased Preferred Shares.

6.9 Termination.

In the event that the Closing shall not have occurred with respect to the Purchaser on or before five (5) business days from the date hereof due to the Seller’s or the Purchaser’s failure to satisfy the conditions set forth in sections 4.1 and 4.2 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

6.10 No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.11 Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

SELLER:

HUDSON BAY MASTER FUND LTD.
By:	Hudson Bay Capital Management LP, as its
Investment Manager
By:	/s/ Yoav Roth

Name: Yoav Roth
Title: Authorized Signatory

PURCHASER:

CONVERTED ORGANICS INC.
/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: Chief Executive Officer

EXHIBIT I

PROXY

The undersigned is the beneficial owner of, and effective as of the transfer of the Proxy Shares (as defined below) from Hudson Bay Master Fund Ltd. to the undersigned on the books and records of the Company (as defined below), the undersigned will be the sole record owner of, 150 shares (the “Proxy Shares”) of Series A Convertible Preferred Stock (the “Preferred Shares”) of Innovate/Protect, Inc., a Delaware corporation with headquarters located at 380 Madison Avenue, 22nd Floor, New York, New York 10017 (the “Company”), and does hereby constitute and appoint Hudson Bay Master Fund Ltd., a Cayman exempted company, as true and lawful substitute and proxy, with full power of substitution and revocation, of the undersigned with respect to the Proxy Shares and any shares of common stock of the Company issued upon conversion of the Proxy Shares, for and in the name, place and stead of the undersigned, in all voting matters put before holders of Preferred Shares of the Company and/or holders of common stock of the Company.

This Proxy is irrevocable and shall remain in effect until immediately prior to the filing of the certificate of merger contemplated by that certain Agreement and Plan of Merger, dated as of March 12, 2012, by and among Vringo, Inc., a Delaware corporation (“Parent”), VIP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent and the Company.

IN WITNESS WHEROF, signed this 12th day of March 2012

CONVERTED ORGANICS INC.
Name:
Title: